UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2008

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway
Littleton, Colorado		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 285-9885

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On March 13, 2007, Ascent Solar Technologies, Inc. (“Ascent”) announced that it had consummated a private placement of 1,600,000 shares of common stock to Norsk Hydro Produksjon AS, a wholly-owned subsidiary of Norsk Hydro ASA (together “Hydro”), one of the world’s leading suppliers of aluminum.  In connection with that private placement, Ascent granted Hydro two options to purchase additional shares of common stock and warrants; and these options were approved by Ascent’s shareholders in June 2007. In August 2007, Hydro exercised its first option, immediately after which it owned 23% of Ascent’s outstanding common stock and outstanding Class B warrants. On March 31, 2008, Hydro exercised its second option to purchase an additional 2,341,897 shares of Ascent’s common stock and 1,689,905 Class B warrants, immediately after which it owned 35% of Ascent’s outstanding common stock and outstanding Class B warrants. Pursuant to its second option, Hydro is permitted, from time to time, to purchase additional shares and Class B warrants in order to maintain ownership of up to 35% of each of those securities.

On October 6, 2008, Hydro again exercised its second option to purchase an additional 2,421,801 shares of Ascent common stock.  The purchase of additional shares restores Hydro’s ownership of the company to approximately 35%.  Gross proceeds to the company from the follow on investment will be approximately $15 million, and reflect per share purchase prices equal to the average of the closing bids of each security, as reported by Nasdaq, for the five consecutive trading days preceding exercise. Ascent Solar expects the transaction to close by October 8, 2008. Upon acquiring these additional securities, Hydro will hold approximately 35% of the total outstanding common shares and approximately 35% of the total outstanding Class B warrants of Ascent.  Each Class B warrant is exercisable for one share of common stock for $11.00, and expires on July 10, 2011.  The private placement is being effected pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1         Securities Purchase Agreement dated as of March 13, 2007 (incorporated by reference to Exhibit 99.1 of the current report on Form 8-K filed March 13, 2007)

99.2         Stockholders’ Agreement dated as of March 13, 2007 (incorporated by reference to Exhibit 99.2 of the current report on Form 8-K filed March 13, 2007)

99.3         Registration Rights Agreement dated as of March 13, 2007 (incorporated by reference to Exhibit 99.3 of the current report on Form 8-K filed March 13, 2007)

99.4         Amendment No. 1 to Securities Purchase Agreement (incorporated by reference to Exhibit 10.41 of the annual report on Form 10-K filed March 14, 2008)

Forward Looking Statements

This Current Report on Form 8-K, including its exhibits, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

October 8, 2008	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer